Exhibit 99.5

DUPONT FABROS TECHNOLOGY, INC. [ • ] 401 9TH STREET N.W. SUITE 600 WASHINGTON, DC 20004

VOTE BY INTERNET – [ • ]

Use the Internet to transmit your voting instructions by authorizing a proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize a proxy using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – [ • ]

Use any touch-tone telephone to transmit your voting instructions by authorizing a proxy up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [[ • ], c/o Georgeson, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[ • ] KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUPONT FABROS TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following proposals:
		For	Against	Abstain			For	Against	Abstain
1. To approve the business combination in which DuPont Fabros Technology, Inc. merges with and into Penguins REIT Sub, LLC, a wholly owned subsidiary of Digital Realty Trust, Inc., with Penguins REIT Merger Sub, LLC surviving the merger, in connection with the Agreement and Plan of Merger, dated as of June 8, 2017, as may be amended from time to time, by and among Digital Realty Trust, Inc., Penguins REIT Sub, LLC, Digital Realty Trust, L.P., Penguins OP Sub 2, LLC, Penguins OP Sub, LLC, DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.		☐	☐	☐	2.

To approve a non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain executive officers of DuPont Fabros Technology, Inc. in connection with the merger agreement and the other transactions contemplated thereby.

							☐	☐	☐
							For	Against	Abstain
3.

To approve one or more adjournments of the special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposals to approve the business combination in which DuPont Fabros Technology, Inc. merges with and into Penguins REIT Sub, LLC, a wholly owned subsidiary of Digital Realty Trust, Inc. and the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain executive officers of DuPont Fabros Technology, Inc. in connection with the business combination and the transactions contemplated by the merger agreement.

							☐	☐	☐

NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, guardian, officers of a corporation or other entity or in another representative capacity, please give full title as such under signature. Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and the related Proxy Statement/Prospectus is/are available at [ • ]
[ • ]

DUPONT FABROS TECHNOLOGY, INC. Special Meeting of Stockholders [ • ], 2017 [ • ] AM EST This proxy is solicited by the Board of Directors

The undersigned, as record holder of the shares of common stock of DuPont Fabros Technology, Inc., a Maryland corporation, described on the reverse side, hereby appoints [ • ] and [ • ], and each of them, as Proxies of the undersigned with the full power of substitution, to attend the Special Meeting of Stockholders to be held on [ • ], [ • ], 2017, at [ • ] AM EST, at [ • ], and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF PROPOSALS 1, 2 AND 3 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side